AMENDMENT NO. 1 TO FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2002

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota	55075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

                On April 25, 2002, Digital Angel Corporation (the “Registrant”) filed a Current Report on Form 8-K to report, among other things, that it was changing its fiscal year end.  This Amendment No. 1 to Form 8-K amends only Item 8 of the Current Report on Form 8-K filed by the Registrant on April 25, 2002.

Item 8.  Change in Fiscal Year.

                On April 18, 2002, the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will begin on January 1 and end on December 31 of each year, effective with the year ended December 31, 2002.  As reported in the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 20, 2002, the merger transaction in which the Registrant was involved that was effective on March 27, 2002 was treated as reverse acquisition of the Registrant by the former advanced wireless group (“AWG”) of Applied Digital Systems, Inc.  AWG’s fiscal year ends on December 31.  In accordance with the position of the Accounting Staff Members in the SEC’s Division of Corporation Finance as expressed in “Division of Corporation Finance:  Frequently Requested Accounting and Financial Reporting Interpretations and Guidance” dated March 31, 2001, because the Registrant elected to adopt the fiscal year of its accounting acquirer, no transition report is necessary.

Forward-Looking Statements

                This Form 8-K contains certain “forward-looking statements” which represent the Company’s expectations or beliefs.  Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2002.	Digital Angel Corporation

	By:	/s/ James P. Santelli
James P. Santelli
Vice President, Finance and Chief Financial Officer